UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


                                                       December 14, 1998
Date of Report (Date of earliest event reported)_______________________________


                          MAGNUM HUNTER RESOURCES, INC.

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             (Exact name of registrant as specified in its charter)


NEVADA                                1-12508                    87-0462881
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(State or other jurisdiction         (Commission                (IRS Employer
 of incorporation)                   File Number)            Identification No.)



         600 East Las Colinas Boulevard, Suite 1200, Irving, Texas 75039
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               (Address of principal executive offices) (Zip Code)


Registrant's telephone number, including area code            (972) 401-0752
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          (Former name or former address, if changed since last report)

Item 5. Other Events.

     On December 14, 1998, Magnum Hunter Resources, Inc. announced that it had executed a Letter of Intent with ONEOK, Inc. (NYSE: OKE), the eighth largest natural gas distributor in the United States, relating to ONEOK's purchase of $50 million of Convertible Preferred Stock of Magnum Hunter. This Letter of Intent also includes ONEOK's ability to market Magnum Hunter's natural gas production in the state of Oklahoma, ONEOK's ability to participate in future acquisitions of Magnum Hunter in the state of Oklahoma, and ONEOK's participation in Magnum Hunter's recently announced acquisition of certain oil and gas assets to be acquired from Spirit Energy 76, a business unit of Union Oil Company of California.

     The Preferred Stock will have a liquidation value of $50 million and will be convertible into Magnum Hunter's Common Stock at $5.25 per share. Dividends on the Preferred Stock will be payable in cash at the rate of 8% per annum and will be cumulative. Magnum Hunter will use the net proceeds from the transaction to repay senior bank indebtedness, to provide working capital for general corporate purposes and to finance acquisitions, as determined by Magnum Hunter's Board of Directors. ONEOK will have the right to nominate two new members to Magnum Hunter's existing Board of Directors.

A copy of the press release is filed as an exhibit to this Form 8-K.

Item 7.  Financial Statements and Exhibits.

(c)      Exhibits

99.1     Press Release dated December 14, 1998 issued by Magnum Hunter
         Resources, Inc.



                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                 MAGNUM HUNTER RESOURCES, INC.


                                                       /s/ Gary C. Evans
                                                By:____________________________
                                                       Gary C. Evans
                                                       President and CEO

                                                      /s/ Morgan F. Johnston
                                                By:____________________________
                                                       Morgan F. Johnston
                                                       Vice President, General
                                                       Counsel and Secretary

Dated: December 14, 1998